EXHIBIT 99.2

Vision, Guiding Principles and Strategy

Code of Business Conduct and Ethics
January 2003

To All PartnerRe Employees:

As we enter our tenth year, we find ourselves in a new phase of our Company’s development. We have set ambitious goals for ourselves, and we have the strengths we need to achieve them. Today more than ever, trust and credibility are at the center of our success and we cannot and will not compromise our ethical standards.

In order to ensure this, it is critical that you know what we are trying to achieve; the core principles that underlie the actions and decisions that we take – as a Group, as a business unit or as an individual – and the steps we will follow to reach our goals. Therefore, within this booklet, you will find PartnerRe’s Vision, Guiding Principles and Strategy – the basis upon which we expect you to operate as we go forward.

To further ensure that you understand exactly what is expected of you, included in this document is PartnerRe’s Code of Business Conduct and Ethics. This Code addresses the sound business practices that impact our reputation and ultimately create value and competitive advantage. While this Code cannot replace independent thinking, it will articulate the behavior we expect you to demonstrate as you conduct yourself as a PartnerRe employee.

PartnerRe’s shareholders and clients count on you to carry out the Group’s strategy consistently, intelligently, and ethically. This document will provide the guidance you need to fulfill that expectation.

Patrick Thiele
President and CEO
PartnerRe Ltd.
January 6, 2003

Contents

3	Vision

4	Guiding Principles Profitability Client Orientation Financial Integrity Organizational Transparency Ethical Standards

5	Strategy

6	Code of Business Conduct and Ethics
Governance
Human Resources
Conflicts of Interest
Corporate Opportunities
Confidentiality
Fair Dealing
Investments
Financial Integrity
Legal and Regulatory Integrity
Integrity in the Purchase and Sale of PartnerRe Securities
Compliance and Reporting Procedures
Amendments

Vision

PartnerRe will be an intelligent provider of risk-assumption products to the global insurance and capital markets. We will provide highly valued products and relationships to our clients, deliver appropriate returns to our shareholders, and ensure a satisfying work experience to our employees.

Guiding Principles

In pursuit of our vision, all decisions and actions at PartnerRe should be based on the following guiding principles.

Profitability
Return on equity drives our financial behavior. We are in the business of accepting risk and we must get paid appropriately for that service. We must ensure an appropriate return for our shareholders over a reinsurance cycle.

Client Orientation
Exceptional relationship management skills are key to achieving our goals. We will meet our clients’ needs with the highest professional service through disciplined, analytical underwriting and new product development, based on technical expertise.

Financial Integrity
Financial conservatism is at the core of our strength. PartnerRe takes the financial needs of our clients very seriously and will ensure that we have the financial capacity to meet our obligations.

Organizational Transparency
Our organization’s structure – business units, shared processes and functions, and Group functions – is based on an obligation to share information and build teams across the Group.

Ethical Standards
All PartnerRe actions – business, management, employee – are based on a foundation of highly ethical behavior, built on trust, transparency, consistency, information, intelligence, competence, and performance.

Strategy

All of PartnerRe’s tactical activities will be guided by the following 5-point strategy.

1.   Diversify risk across products and geographies
Proper diversification increases returns per unit of risk. Reinsurance is our specialty, and PartnerRe will write virtually every line of business within that market. Our current distribution of premiums mirrors that of the global reinsurance industry and gives us the platform to exercise our cycle management skills.

2.   Maintain risk appetite moderately above the market
Clients pay reinsurers to take risks. So, we will take on their difficult, volatile risks while still writing some of the less hazardous business to maintain balance. Higher quarterly earnings volatility may result, but annually and over a cycle we will earn superior returns.

3.   Actively manage capital across the portfolio and over the cycle
Our business is cyclical, and PartnerRe is committed to responding to that reality. We will grow when returns are adequate and maintain or shrink when they are not. We will also re-allocate capital from less profitable to more profitable lines within the overall cycle.

4.   Add value through underwriting/transactional excellence
We will evaluate, value and underwrite risk well. Continued underwriting and actuarial excellence will enable us to successfully set the right terms and conditions and build long-term client relationships.

5.   Achieve superior returns through active financial management
The management of our investments and our capital is pivotal to the success of our company. We have in place the ability to integrate the complex financial components of the business through superb modeling and execution capabilities.

Code of Business Conduct and Ethics

This Code of Business Conduct and Ethics applies to all directors, officers, and employees of PartnerRe. PartnerRe’s business reputation is critical to the success of our business and organization. Our business reputation comes from the everyday actions of employees in dealings with clients, suppliers, shareholders, regulators, competitors, and fellow employees. Consistent, sound business practices build a reputation that creates value and sustainable competitive advantage.

Our reputation will continue to be based on the consistent values of honest and ethical practices and fair dealing of each employee with all of our stakeholders. We are committed to a culture of honesty and accountability. Our commitment to the highest level of ethical conduct should be reflected in all of PartnerRe’s business activities. And while no code of business conduct can replace thoughtful and appropriate behavior, this Code focuses on areas of ethical risk, provides guidance on reporting areas of potential concern, and outlines mechanisms to ensure that our reputation is not put at risk.

PartnerRe is a complex global organization, and there are certain core business practices that we believe have global application to our organization and which we will not compromise. Implementation of these business practices will generally be through specific policies issued on a worldwide or local level.

When in doubt regarding any action, there is one simple question to ask: If the action were made public, would PartnerRe’s business reputation be damaged?

If any course of action appears questionable to you, you are encouraged to seek guidance from your Manager, Human Resources Manager, Internal Audit, or Executive Management. Should you become aware of activities that appear to violate any provision of this Code of Business Conduct and Ethics, you are expected to promptly report the possible violations through your Manager, Human Resources Manager, the Group General Counsel, a member of the Executive Committee, or a member of the Audit Committee of the Board of Directors.

Governance
This Code of Business Conduct and Ethics has been approved by the Board of Directors of PartnerRe Ltd. (PRE) and applies to all subsidiaries and affiliates of PRE. Any specific waiver of the provisions requires approval of the Board of Directors or a committee of the Board of Directors, and any waivers must be promptly disclosed to shareholders.

Any employee, officer or director who violates this Code of Business Conduct and Ethics will be subject to disciplinary action.

Human Resources
PartnerRe is committed to a safe work environment where all employees have an opportunity to contribute and succeed to the fullest extent of their individual ability. We want our work environment to be free from all forms of discrimination, harassment, or intimidation.

PartnerRe encourages direct and open communication among and between employees and management. Employees are free to discuss issues with their managers without fear of reprisal or the need for third-party representation.

Conflicts of Interest
PartnerRe is committed to an environment free of conflicts of interest or the appearance of conflicts of interest. A conflict of interest occurs when your private interest or the private interest of an immediate family member (spouse, children) interferes, or appears to interfere, with the interests of the Company. You should discuss any circumstance that creates a real or potential conflict of interest with your Manager. Some of the circumstances that are expressly and always prohibited are listed below, but this list is not all-inclusive. Any activity that you are aware of that has similar characteristics, or could be perceived to have similar characteristics, and any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest, requires disclosure to your Manager or, in the case of officers of PartnerRe, to the Group General Counsel, a member of the Executive Committee, or a member of the Audit Committee of the Board of Directors.

  You may not accept fees, commissions, or any other personal benefit from a person or business involved in any transaction with PartnerRe.

  You may not accept gifts, discounts, services, transportation, or any other form of services or goods or favors of value from a supplier, client, or potential supplier or client, or competitor other than of nominal value.

  You may not offer favors, gifts, or services other than those that are reasonable and appropriate for the individuals involved and supported by all appropriate documentation and approvals.

  You may never offer or accept cash or loans or guarantees in any amount from a supplier, client, potential supplier, or potential customer.

  You may not arrange or facilitate any business transaction between any of your immediate relatives and any client or supplier.

Corporate Opportunities
You are always prohibited from:

  Benefiting personally from opportunities that are discovered through the use of Company property, information, or position.

  Using the Company’s property, information, or your position with the Company for personal gain.

  Competing with the Company.

Confidentiality
You must maintain the confidentiality of all confidential information entrusted to you, and disclosure must be either authorized or required by applicable law or regulation or legal process (whether by oral questions, interrogatories, requests) for information or document subpoena, civil investigation demand or similar process. Confidential information includes all non-public information that might be of use to competitors or harmful to the Company or clients if disclosed.

Fair Dealing
Each employee should endeavour to deal fairly with PartnerRe’s customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

Investments
  You may not have a financial interest in clients, suppliers, competitors or any enterprise that is known to have a business relationship with PartnerRe, except where the financial interest is less than 1% of a publicly traded company.

  You may not borrow from or lend to clients, suppliers, or fellow employees except for normal banking transactions with financial institutions.

Financial Integrity
All financial transactions must be accurately and fairly recorded in a timely manner in accordance with accounting policies of PartnerRe. All financial transactions must be accurate, complete, and appropriate. All periodic reports that PartnerRe is required to file with the Securities and Exchange Commission and PartnerRe’s other public communications shall contain full, fair, accurate, timely and understandable disclosure.

All Company assets are to be protected and used only for legitimate business purposes.

Legal and Regulatory Integrity
PartnerRe operates in multiple jurisdictions around the world.
As a matter of policy, PartnerRe and all of its employees will comply fully with the laws and governmental rules and regulations of the countries in which we operate.

You may under no circumstances knowingly mislead or misrepresent any Company information to auditors, regulators, or other official bodies or their representatives in the conduct of their duties with respect to PartnerRe.

Integrity in the Purchase and Sale of PartnerRe Securities
PartnerRe executives and designated insiders must comply with Company policy on the sale and purchase of PartnerRe securities, including but not limited to the communication and prior approval by the Group General Counsel of all transactions, the reporting of all transactions, the prohibition of trading during Black Out Periods, and the prohibition of trading under any circumstances when in the possession of material, non-disclosed Company information.

All employees are prohibited from trading PartnerRe stock if in possession of material, non-public Company information.

Compliance and Reporting Procedures
Should you become aware of practices or activities that appear to violate the specifics of this Code of Business Conduct and Ethics or specific implementing policies, or should you have complaints regarding accounting, internal accounting controls or auditing matters or concerns regarding questionable accounting or auditing matters, you may raise the issue any number of ways.

  Advice may be made to your Manager, Human Resources Manager, Group Internal Audit, Group General Counsel, a member of the Executive Committee, or any member of the Board of Directors.

  Notification of the advice will be made to an Executive Committee Member (unless it is made directly to the Board of Directors) and an appropriate investigation of the events, behaviors, or policies will be made. The nature of the investigation will depend on the basis of the advice and may include outside legal, audit, or other independent professional advice.

  The investigation results and actions taken will be reported quarterly to the Board of Directors.

The Company will not condone retaliation by managers or other employees for reports of alleged violations that are made or such complaints or concerns that are raised in good faith. Any report should specifically allege a violation of the Code of Business Conduct and Ethics and provide as much detailed information as possible to facilitate an investigation. All such reports, complaints or concerns may be made or raised anonymously and confidentially.

Amendments
The Board of Directors must approve amendments to this Code of Business Conduct and Ethics.